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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 8, 2004

                              SCANVEC AMIABLE LTD.
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




 Israel                           000-23734                      N/A
-----------------                -----------              --------------------
(State or Other                  (Commission                (IRS Employer
Jurisdiction of                  File Number)              Identification No.)
Incorporation)


         Two International Plaza, Suite 625, Philadelphia, PA 19113-1518
         ---------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (610) 521-6300
                                                           --------------

                                 Not Applicable
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.02.     Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

On September 8, 2004, Gerald J. Kochanski resigned from his position as Vice President and Chief Financial Officer of Scanvec Amiable, Ltd. (the "Company"). Mr. Kochanski was the Company's principal financial officer.

The Company has commenced a search to fill Mr. Kochanski's position. The Company has engaged Robert Fenton, CPA, pursuant to a consulting agreement with Lordi Consulting L.L.C. ("Lordi Consulting") to serve as its Chief Financial Officer until a permanent replacement for Mr. Kochanski is found. The terms of the consulting agreement between the Company and Lordi Consulting have not yet been finalized, but are expected to provide for payment to Lordi Consulting at a rate of $175 per hour for Mr. Fenton's services, which services will be provided on an as-needed basis.

Since November, 2003, Mr. Fenton has served as Director of Accounting Outsourcing for Lordi Consulting. Prior to joining Lordi Consulting, Mr. Fenton was Vice President and Controller of Saint-Gobain Corporation from December 1997 through December 2000, Vice President and Controller of CNH Global from January 2001 through October 2001, and was self-employed as a financial consultant from October 2001 until October 2003.



Item 9.01.     Financial Statements and Exhibits.
               ---------------------------------

           (a) Financial Statements of Business Acquired: Not Applicable

           (b) Pro Forma Financial Information: Not Applicable

           (c) Exhibits: None





                                      -2-


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       SCANVEC AMIABLE LTD.



                                       By:          /s/ Dr. Ramon Harel
                                           ---------------------------------
                                             Name:  Dr. Ramon Harel
                                             Title: Chief Executive Officer


Date: September 14, 2004